Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is made and entered into as of June 30, 2008, by and among INTRICON CORPORATION, a Pennsylvania corporation (“IntriCon”), RESISTANCE TECHNOLOGY, INC., a Minnesota corporation (“RTI”), RTI ELECTRONICS, INC., a Delaware corporation (“RTIE”), and INTRICON TIBBETTS CORPORATION (formerly known as TI Acquisition Corporation), a Maine corporation (“ITC”) (each of IntriCon, RTI, RTIE and ITC, a “Borrower” and, collectively, “Borrowers”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“Bank”).

RECITALS:

A.          Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of May 22, 2007 (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Loan Agreement.

B.          Borrowers have requested that Bank (i) modify the amortization schedule setting forth dates for principal payments of the Term Loan, and (ii) consent to and waive any Default or Event of Default resulting from RTI changing its name as it appears in official filings in the state of Minnesota to “IntriCon, Inc.”, which change, without the giving of at least sixty (60) days prior notice thereof to Bank, would otherwise violate the terms of Section 9.13 of the Loan Agreement (the “Waiver Event”).

C.          Bank has agreed to forebear from exercising certain of its rights and remedies under the Loan Documents in connection with the Waiver Event, and has now agreed to amend the Loan Agreement and certain of the Loan Documents upon and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises herein set forth and for other good and valuable consideration, the nature, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Recitals. Borrowers and Bank agree that the Recitals set forth above are true and correct.

2.          Amendment to Amortization Schedule. Section 2.2(c) of the Loan Agreement is hereby amended by replacing the amortization schedule set forth therein in its entirety and replacing it with the foregoing:

Period	Quarterly Installment
September 30, 2007 through June 30, 2008	$112,500
September 30, 2008 through June 30, 2009	$140,625
September 30, 2009 through June 30, 2010	$225,000
September 30, 2010 through June 30, 2011	$309,375
September 30, 2011 through June 30, 2012	$337,500

3.           Limited Waiver. Bank hereby waives compliance by Borrowers with the terms of Section 9.13 of the Loan Agreement with respect to the Waiver Event, provided that Borrowers shall have delivered to Bank, within ten (10) days of the effectiveness of this Amendment, (i) a certificate of amendment to RTI’s certificate of formation, file-stamped by the Office of the Secretary of State of Minnesota, evidencing the change of RTI’s name to “IntriCon, Inc.” (the “Certificate of Amendment”) and (ii) such other documents or instruments (including incumbency certificate and resolutions of RTI) as Bank may require to demonstrate authorization by RTI to consummate the transactions contemplated by this Amendment. The waiver set forth herein shall not apply to any sections of the Loan Agreement nor to any periods of time except as expressly set forth herein and the issuance of such waiver shall not be deemed a course of dealing among Bank and Borrowers nor shall it obligate Bank to issue any other or future waivers with respect to the Loan Agreement or any other Loan Document.

4.           Amendment to All Loan Documents. Effective upon Bank’s receipt of the Certificate of Amendment, all references in the Loan Documents (including, but not limited to, in the Loan Agreement) to “Resistance Technology, Inc.” shall be deemed deleted and corresponding references to “IntriCon, Inc.” shall be substituted in lieu thereof.

5.           Conditions Precedent. This Amendment shall become effective upon delivery to Bank of the following, each in form and substance acceptable to Bank:

a.          This Amendment, duly executed by Borrowers.

b.          Such other documents, instruments and agreements as Bank may reasonably require, and payment of all unpaid legal fees and expenses incurred by Bank through the date of this Amendment in connection with the Loan Agreement and this Amendment.

6.           Representations: No Default. Each Borrower represents and warrants that: (a) such Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by such Borrower in connection herewith, (b) neither this Amendment nor the agreements contained herein contravene or constitute a Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which such Borrower is a party or a signatory, or any provision of such Borrower’s Articles of Incorporation or Bylaws or, to the best of such Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of Bank, (c) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Borrower of this Amendment or other agreements and documents executed and delivered by such Borrower in connection herewith or the performance of obligations of such Borrower herein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to Bank, (d) no events have taken place and no circumstances exist at the date hereof which would give such Borrower grounds to assert a defense, offset or counterclaim to the obligations of such Borrower under the Loan Agreement or any of the other Loan Documents, (e) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claim to have against Bank, which might arise out of or be connected with any act of commission or omission of Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Notes, and (f) no Event of Default has occurred and is continuing under the Loan Agreement.

7.           Affirmation; Further References. Bank and Borrowers each acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement and of each of the other Loan Documents (except as amended by this Amendment) shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

8.           Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

9.           Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

10.          Successors. This Amendment shall be binding upon Borrowers and Bank and their respective successors and assigns, and shall inure to the benefit of Borrowers and Bank and to the respective successors and assigns of Bank.

11.          Costs and Expenses. Each Borrower jointly and severally agrees to reimburse Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for Bank) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of Borrowers under this Amendment, and to pay and save Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

12.          Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

13.          Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement.

14.          Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

15.          Release of Rights and Claims. Each Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges Bank and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with Bank prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which such Borrower may have against Bank.

16.          No Waiver. Except as expressly provided herein, nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, Bank’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

[signature page follows]

IN WITNESS WHEREOF, the parties here have entered into this Amendment as of the date first above written.

BORROWERS:	INTRICON CORPORATION, a Pennsylvania corporation
	By:	/s/ Scott Longval
	Name:	Scott Longval
	Title:	Chief Financial Officer

RESISTANCE TECHNOLOGY, INC., a Minnesota corporation

	By:	/s/ Scott Longval
	Name:	Scott Longval
	Title:	Chief Financial Officer

RTI ELECTRONICS, INC., a Delaware corporation

	By:	/s/ Scott Longval
	Name:	Scott Longval
	Title:	Chief Financial Officer

INTRICON TIBBETTS CORPORATION, (formerly known as TI Acquisition Corporation) a Maine corporation

	By:	/s/ Scott Longval
	Name:	Scott Longval
	Title:	Chief Financial Officer

BANK:	LASALLE BANK NATIONAL ASSOCIATION, a national banking association

	By:	/s/ Tom Sullivan
	Name:	Tom Sullivan
	Title:	Vice President, Bank of America